Power of Attorney


I, J. Michael Pocock, the undersigned (the "Reporting
Person") hereby constitute and appoint LOUISE L.
CAVANAUGH and JANICE E. NEVILLE as the Reporting
Person's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the Reporting Person,
in the Reporting Person's capacity as an executive officer of Polaroid Holding Company (the
"Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf
of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

The Reporting Person hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present. The Reporting
Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Persons responsibilities to comply with Section 16 of the Securities Act of 1934.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Persons holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 6th day of June, 2003.





/s/ J. Michael Pocock
J. Michael Pocock